Exhibit 99.1

Contact:

Brian Beades

212-810-5596

invrel@blackrock.com

BlackRock Closes SSRM Holdings Acquisition

New York, January 31, 2005 - BlackRock, Inc. (NYSE: BLK) announced today that it has completed its acquisition of SSRM Holdings, Inc. (SSR) from MetLife, Inc. (NYSE: MET). SSRM Holdings is the holding company of State Street Research & Management Co. and SSR Realty Advisors. In addition, BlackRock announced the completion of the merger of the firms’ open-end mutual fund families, SSR Funds and BlackRock Funds. The employees and businesses of SSR will be integrated with, and operate under the names, BlackRock and BlackRock Realty Advisors.

At closing, over 350 employees joined BlackRock, primarily in the firm’s Boston, Morristown (NJ) and San Francisco offices. Richard Davis, formerly CEO of State Street Research & Management, has joined BlackRock to lead the firm’s Boston efforts, which are greatly expanded as a result of the transaction. Mark Marinella, formerly SSR’s Chief Investment Officer, Fixed Income, also has joined BlackRock and will lead the firm’s cash management business based in Wilmington, DE.

Laurence D. Fink, BlackRock’s Chairman and CEO, commented: “Since we announced the acquisition in August 2004, we have become more enthusiastic about the potential of the combined firm. Our new colleagues will enhance our U.S. equity and alternative investment platforms, expand our mutual fund distribution efforts, and augment our fixed income and cash management capabilities.

“Employees from BlackRock and SSR have already demonstrated their ability to work as a team to achieve common objectives. In December, we brought together SSR’s equity management capabilities, as well as our combined mutual fund marketing and distribution resources, to raise $665 million in the BlackRock Global Energy and Resources Trust, a closed-end fund. This success validates, I think, what can be achieved by having substantially greater scale and scope in our capabilities.

“Over the past five months, the employees of BlackRock and State Street have worked tirelessly to plan and execute a strategy to ensure a seamless transition for clients and fund shareholders. I thank them all for their efforts. We are very gratified with the level of institutional client consents and mutual fund assets, which are greater than we anticipated at the time of announcement. I assure all of our investors that we remain absolutely committed to, and focused on, delivering attractive investment products and the highest quality client service.”

About BlackRock

BlackRock is one of the largest publicly traded investment management firms in the United States with approximately $342 billion of assets under management at December 31, 2004. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment products. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to a growing number of institutional investors. Clients are served from the Company’s headquarters in New York City, as well as offices in Boston, Edinburgh, Hong Kong, Morristown, San Francisco, Singapore, Sydney, Tokyo and Wilmington. BlackRock is majority owned by The PNC Financial Services Group, Inc. (NYSE: PNC) and by BlackRock employees. For additional information, please visit the Company’s website at www.blackrock.com.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s Securities and Exchange Commission (SEC) reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s advised or sponsored investment products and separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) changes in circumstances affecting the expense recognition of BlackRock’s 2002 Long-Term Retention and Incentive Plan; and (16) the integration of the business of SSR into the business of BlackRock.

BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2003 and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

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